Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Natasha R. Luddington, Mark A. Crowe and Steven R. Horst, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form S-8 Registration Statement for Fulton Financial Corporation and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Curtis J. Myers Curtis J. Myers	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 20, 2025

/s/ Anthony L. Cossetti Anthony L. Cossetti	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	October 20, 2025

/s/ Richard S. Kraemer Richard S. Kraemer	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 20, 2025

/S/ Jennifer Craighead Carey Jennifer Craighead Carey	Director	October 20, 2025

/s/ Lisa Crutchfield Lisa Crutchfield	Director	October 20, 2025

/s/ Denise L. Devine Denise L. Devine	Director	October 20, 2025

/s/ George K. Martin George K. Martin	Director	October 20, 2025

/s/ James R. Moxley III James R. Moxley III	Director	October 20, 2025

/s/ Antoinette M. Pergolin Antoinette M. Pergolin	Director	October 20, 2025

/s/ Michael F. Shirk Michael F. Shirk	Director	October 20, 2025

/s/ Scott A. Snyder Scott A. Snyder	Director	October 20, 2025

/s/ Ronald H. Spair Ronald H. Spair	Director	October 20, 2025

/s/ E. Philip Wenger E. Philip Wenger	Director	October 20, 2025